$125,000,000

AMENDED AND RESTATED
364-DAY CREDIT AGREEMENT

dated as of

September 24, 2001

among

CROMPTON CORPORATION

THE ELIGIBLE SUBSIDIARIES
Referred to Herein

The Banks Listed Herein

THE CHASE MANHATTAN BANK,
as Syndication Agent

CITIBANK, N.A.,
as Administrative Agent

and

BANK OF AMERICA, N.A.,
as Documentation Agent
____________________________________________

J.P. MORGAN SECURITIES INC.,
as Lead Arranger and Sole Bookrunner


AMENDED AND RESTATED CREDIT AGREEMENT
dated as of September 24, 2001, (this "Amendment and Restatement") to the 364-DAY CREDIT AGREEMENT dated as of October 28, 1999 as amended by the First
Amendment dated as of October 26, 2000 (as may be further amended, supplemented or otherwise modified from time to time, the "364-Day Credit Agreement"), among CROMPTON
CORPORATION (formerly known as CK Witco
Corporation) (the "Company"), the Eligible Subsidiaries referred to therein, the BANKS listed on the signature pages thereof, THE CHASE MANHATTAN BANK, as
Syndication Agent, CITIBANK, N.A., as
Administrative Agent, the Co-Documentation Agents, and J.P. MORGAN SECURITIES INC., as Lead Arranger and Sole Bookrunner. WHEREAS, the Company, the Eligible
Subsidiaries, certain Banks, the Co-Documentation Agents, the Syndication Agent and the Administrative Agent are parties to the 364-Day Credit Agreement;

WHEREAS, pursuant to the 364-Day Credit Agreement, the Banks have agreed to make certain loans to the Company; and

WHEREAS, the Company has requested that certain provisions of the 364-Day Credit Agreement be modified in the manner provided in this Amendment by (i) amending the definitions set forth in Section
1.01 of the 364-Day Credit Agreement, (ii) deleting the references to the utilization fee in Section 2.08 of the 364-Day
Credit Agreement, (iii) amending the prepayment provisions set forth in Section 2.11 of the 364-Day Credit Agreement, (iv) amending the representations and warranties set forth in
Article 4 of the 364-Day Credit Agreement, (v) amending Article 5 of the 364-Day Credit
Agreement, (vi) amending the amendments and waivers provision set forth in Section 11.05 of the 364-Day Credit Agreement, (vii) amending the
Pricing Schedule attached to the 364-Day Credit
Agreement and (viii) restating of the 364-Day
Credit Agreement in its entirety giving effect to such amendments, all as provided below;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and the undersigned
Banks hereby agree as follows:

SECTION 1.  Defined Terms.  Capitalized
terms used but not defined herein have
the meanings assigned to them in the 364-Day
Credit Agreement as amended hereby.

SECTION 2.  Amendment to Section 1.01.
Section 1.01 of the 364-Day Credit
Agreement is hereby amended by:

(a) replacing the definition of
"Company" in its entirety with the following:

"`Company' means Crompton Corporation, a
Delaware corporation, and its
successors."

(b) replacing the definition of
"Five-Year Credit Agreement" in its entirety with the following:

"`Five-Year Credit Agreement' means the
Five-Year Credit Agreement dated as
of October 28, 1999 among the Company, the eligible subsidiaries named therein, Citibank,
N.A. as administrative agent, the banks named therein, The Chase Manhattan Bank, as syndication agent, and Bank of America, N.A. and Deutsche Bank
Alex. Brown Inc. (formerly known as
Deutsche Bank Securities Inc.), as
co-documentation agents named therein, as amended from time to time."

(c) replacing the definition of
"Termination Date" in its entirety with the following:

"`Termination Date' means September 26,
2002, or, if such date is not a Euro-
dollar Business Day, the next preceding
Euro-Dollar Business Day or, in the case of any Bank, any later date to which the Termination
Date shall have been extended as to such Bank pursuant to Section 2.18."

(d) adding the following defined terms
in the correct alphabetical order:

"`Asset Sale' means the sale, transfer
or other disposition (by way of merger or formation of a joint venture or otherwise) by the Company or any of the Subsidiaries to any person (other than a sale, transfer or other disposition to the Company or any Subsidiary) of
(a) any capital stock of or other equity interest in any Subsidiary or (b) any other assets, whether real or personal and whether tangible or intangible, of the Company or any Subsidiary;
provided that the following shall not be deemed to be "Asset Sales" for purposes of this Agreement:
(i) any sale, transfer or other disposition of inventory in the ordinary course of business, (ii) sales of accounts receivable, (iii) any disposition of damaged, obsolete, surplus or worn out assets, in each case in the ordinary course of business, (iv) any asset sale described in clause (a) above resulting in Net Cash Proceeds not in excess of $10,000,000 and (v) any asset sale described in clause (b) above resulting in Net Cash Proceeds not in excess of $10,000,000.

'Company's 10-K Report' means the
Company's annual report on Form 10-K as
filed with the Securities and Exchange Commission.

`Company's 10-Q Report' means the
Company's quarterly report on Form 10-Q
as filed with the Securities and Exchange
Commission.

`Long Term Incentive Plan' means the
Company's 1998 Long Term Incentive
Plan effective as of October 14, 1998, any replacement thereof and any additional long term incentive plan for its management, as such may be amended or supplemented from time to time.

`Net Cash Proceeds' means, with respect to any Asset Sale, the gross cash proceeds thereof, including any cash received in respect of any non-cash proceeds, but only as and when received, less legal expenses, commissions, taxes and other fees and expenses reasonably incurred in connection therewith.

`Required Leverage Ratio' means the
covenant level for the Leverage Ratio that the Company is required to meet in accordance with
Section 5.07(a)."

SECTION 3.  Amendment to Section 2.08.
Section 2.08 of the 364-Day Credit
Agreement is hereby amended by:

(a)  deleting Section 2.08(b) in its
entirety.

(b)  deleting the words "and utilization
fees" from the penultimate sentence of
Section 2.08(d).

SECTION 4.  Amendment to Section 2.11.
Section 2.11 of the 364-Day Credit
Agreement is hereby amended by adding a new clause
(f) at the end thereof as follows:

"(f)   In the event and on each occasion
that the Company or any Subsidiary shall complete any Asset Sale, the Company shall, not later than the third Business Day following any receipt by the Company or any Subsidiary of Net
Cash Proceeds with respect to such Asset Sale
(i) prepay Total Debt in an amount equal to (A) if the Required Leverage Ratio is greater than
3.50 to 1.00, 100% of such Net Cash Proceeds and
(B) if the Required Leverage Ratio is equal to or less than 3.50 to 1.00, 0% of such Net Cash
Proceeds (ii) if the Required Leverage Ratio is greater than 3.50 to 1.00, provide a certificate executed by a financial officer of the Company (a) describing the asset sold, (b) setting forth the aggregate amount of Net Cash Proceeds received and the calculation thereof and (c) setting forth the application of such Net Cash Proceeds.

SECTION 5.  Amendments to Article 4.

(a)  Section 4.04 of the 364-Day Credit
Agreement is hereby replaced in its
entirety as follows:

"SECTION 4.04.  Financial Information.
(a) The unaudited consolidated balance
sheet of the Company and its Consolidated
Subsidiaries as of June 30, 2001 and the related consolidated statement of operations for the six months then ended, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such dates and their consolidated results of operations for such periods.

(b)  Since December 31, 2000, there has been
no material adverse change in the
business, financial position or results of operations of the Company and its Consolidated
Subsidiaries, considered as a whole.

(c)  the Management Projections contained in
the Confidential Information
Memorandum dated August 2001, relating to the credit facility hereunder, were prepared in good faith on the basis of assumptions believed to be reasonable at the time such assumptions were made."

(b)  Section 4.05 of the 364-Day Credit
Agreement is hereby replaced in its
entirety as follows:

"SECTION 4.05.  Litigation.  Except as
disclosed in the Company's 10-K Report
for the fiscal year ended December 31, 2000 as supplemented by the Company's 10-Q Report for the fiscal quarter ended March 31, 2001 and the Company's 10-Q Report for the fiscal quarter ended June 30, 2001, there is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which would materially adversely affect the business (taken as a whole), consolidated financial position or consolidated results of operations of the Company and its Consolidated
Subsidiaries or which in any manner draws into question the validity or enforceability of any Loan
Document or the Notes."

(c)  Section 4.07 of the 364-Day Credit
Agreement is hereby replaced in its
entirety as follows:

"SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that, except as disclosed in the Company's 10-K Report for the fiscal year ended December 31, 2000 as supplemented by the Company's 10-Q Report for the fiscal quarter ended March
31, 2001 and the Company's 10-Q Report for the fiscal quarter ended June 30, 2001, Environmental Laws are unlikely to have a material adverse effect on the business, financial position or results of operations of the Company and its Consolidated
Subsidiaries, considered as a whole."

SECTION 6.  Amendments to Article 5.

(a) Section 5.07(a) of the 364-Day
Credit Agreement is hereby replaced in its entirety as follows:

"(a) The Company will not permit the Leverage
Ratio at any time during any
period beginning on a date set forth below and ending on a date immediately preceding the next such date to be in excess of the ratio set forth below opposite such initial date:

Date                     Ratio
July 1, 2001        4.25 to 1.00
April 1, 2002       4.00 to 1.00
October 1, 2002     3.75 to 1.00
January 1, 2003     3.50 to 1.00


provided that, if the Company receives Net Cash
Proceeds from Asset Sales after the date of this Amendment and Restatement in an aggregate amount (i) greater than or equal to $100,000,000 and less than $200,000,000, the required Leverage Ratio shall thereafter be the greater of (x) 3.50 to 1.00 and (y) the appropriate covenant level as set forth above minus 0.25, (ii) greater than or equal to $200,000,000 and less than $300,000,000, the required Leverage Ratio shall thereafter be the greater of (x) 3.50 to 1.00 and (y) the appropriate covenant level as set forth above minus 0.50 and (iii) greater than or equal to $300,000,000, the required Leverage Ratio shall thereafter be the greater of (x) 3.50 to
1.00 and (y) the appropriate covenant level as set forth above minus 0.75."

(b)  Article 5 of the 364-Day Credit
Agreement is hereby amended by adding the following language at the end of Article 5:

"SECTION 5.12.  Restricted Payments.   At any time
when the Required Leverage Ratio is greater than
3.50 to 1.00, the Company will not, and will not permit any of its Subsidiaries to, make any payment
(whether in cash, securities or other
property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any shares of any class of capital stock of the Company or any option, warrant or other right to acquire any such shares of capital stock of the Company; provided that the Company shall be permitted to purchase shares of capital stock of the Company that may be required as a result of existing derivative contracts relating to the Company's Long Term Incentive Plan."

SECTION 7.  Amendment to Section 11.05.
Section 11.05 of the 364-Day Credit
Agreement is hereby amended by adding the following language as the last sentence of Section
11.05:

"Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Company, the Required Banks and the
Administrative Agent if (i) by the terms of such agreement the Commitment of each
Bank not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Bank not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement."

SECTION 8.  Amendment to Pricing
Schedule. The Pricing Schedule attached to the 364-Day Credit Agreement is hereby replaced in its entirety with the Pricing Schedule attached hereto.

SECTION 9.  Signatures.  From and after
the date of effectiveness of this
Amendment and Restatement (which date is September
27, 2001) (the "Amendment Effective
Date"), all references in the 364-Day Credit
Agreement to the signature pages thereof shall mean and refer to the signature pages attached hereto.

SECTION 10.  Representations and
Warranties.   To induce the other parties
hereto to enter into this Amendment and
Restatement, the Company hereby represents and warrants that, after giving effect to this Amendment and Restatement:

(a)   The representations and warranties
set forth in Article 4 of the 364-Day
Credit Agreement, as amended by this Amendment and Restatement, shall be deemed to have been repeated in this Amendment and Restatement on and as of the date hereof, with all references to "this Agreement" being deemed to refer to the 364-Day Credit Agreement, as amended by this Amendment and Restatement;

(b)  No Default or Event of Default has
occurred and is continuing; and

(c)  This Amendment and Restatement has
been duly executed and delivered by
the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

SECTION 11.  Amendment Fee.  The Company
agrees to pay to the
Administrative Agent, for the account of each Bank that shall have executed and delivered to the Administrative Agent a counterpart of this Amendment and Restatement, a nonrefundable amendment fee equal to 0.250% of the aggregate amount of such Bank's Commitment, whether used or unused, on the date hereof payable in immediately available funds.

SECTION 12.  Restatement.  On the
Amendment Effective Date, the 364-Day
Credit Agreement, as amended hereby, shall be deemed incorporated herein by reference and restated in its entirety. On and after the Amendment Effective Date, each reference in the 364-Day Credit Agreement to "this Agreement",
"hereunder", "herein", or words of like import shall mean and be a reference to the 364-Day
Credit Agreement, as amended and restated hereby.

SECTION 13.  Conditions to Effectiveness.
This Amendment and Restatement
shall become effective on the date on which (i) the Syndication Agent shall have received counterparts of this Amendment and Restatement that, when taken together, bear the signatures of the Company, the Banks party to this Amendment and Restatement and the Syndication
Agent, (ii) the Administrative Agent shall have received the Amendment Fees payable to the Banks under Section 11 above, (iii) there shall be no Loans under the 364-Day Credit Agreement outstanding on the Amendment Effective Date and
(iv) the Administrative Agent shall have received an opinion of John T. Ferguson II, Esq.,
General Counsel of the Company in form and substance acceptable to it.

SECTION 14.  Effect of Amendment and
Restatement.  Except as expressly set
forth herein, this Amendment and Restatement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Banks under the 364-Day Credit Agreement or any other Loan
Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the 364-Day Credit Agreement or any other Loan
Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the 364-Day Credit Agreement or any other Loan
Documents in similar or different circumstances.
This Amendment and Restatement shall apply and be effective only with respect to the provisions of the 364-Day Credit Agreement specifically referred to herein.

SECTION 15.  Counterparts.  This
Amendment and Restatement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract.
Delivery of an executed counterpart of a signature page of this Amendment and Restatement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 16.  APPLICABLE LAW.  THIS
AMENDMENT AND RESTATEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE
OF NEW YORK.

SECTION 17.  Headings.  Section headings
used herein are for convenience of
reference only, are not part of, and are not to be taken into consideration in interpreting, this Amendment and Restatement.

SECTION 18.  364-Day Credit Agreement.
Except as expressly amended hereby,
the 364-Day Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the 364-Day Credit
Agreement, the terms "Agreement", "herein",
"hereinafter", "hereunder", "hereto", and words of similar import shall mean, from and after the date hereof, the 364-Day Credit Agreement as amended by this Amendment and Restatement.

SECTION 19.  Expenses.  The Company
shall reimburse the Syndication Agent
for its expenses in connection with this Amendment and Restatement as separately agreed with the Syndication Agent, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore.

          IN WITNESS WHEREOF, the Company, the
Administrative Agent and the
undersigned Banks have caused this Amendment and Restatement to be duly executed by their duly authorized officers, all as of the date first above written.

CROMPTON CORPORATION,


By
/s/    John R. Jepsen
Name:  John R. Jepsen
Title: Vice President & Treasurer


By
/s/    Peter Barna
Name:  Peter Barna
Title: Senior Vice President & Chief
       Financial Officer


Each of the Subsidiary Guarantors hereby acknowledges receipt of, and consents to the terms of, this Amendment


CROMPTON MANUFACTURING COMPANY, INC.,


By
/s/  John R. Jepsen
Name:  John R. Jepsen
Title:  Treasurer

By signing in the space below, the undersigned institution bereby executes and consents to the Amendment and Restatement

CITIBANK, N.A., individually and as
Administrative Agent,


By
/s/    Carolyn A. Sheridan
Name:  Carolyn A. Sheridan
Title: Managing Director

388 Greenwich Street, 21st Floor
New York, NY 10013
Attention: Carolyn Sheridan
Facsimile number 212-816-8051
Commitment: $12,600,000.00


THE CHASE MANHATTAN BANK,

By
/s/  Peter A. Dedousis
Name: Peter A. Dedousis
Title:  Managing Director

270 Park Avenue
New York, NY 10017
Attention: Stacey L. Haimes
Facsimile: 212-270-7939
Commitment: $13,600,000.00

BANK OF AMERICA, N.A.,

By
/s/  Wendy J. Gorman
Name:  Wendy J. Gorman
Title:  Principal

335 Madison Avenue
New York, NY 10017
Attention: Wendy J. Gorman
Facsimile: 212-503-7878
Commitment: $12,600,000.00


DEUTSCHE BANK AG NEW YORK BRANCH
a/o CAYMAN ISLANDS BRANCH,

By
/s/  Jean M. Hannigan
Name:  Jean M. Hannigan
Title:  Director

By
/s/  Stephanie Strohe
Name:  Stephanie Strohe
Title:  Vice President

31 W. 52nd Street
New York, NY 10019
Attention: Jean Hannigan/Stephanie
Strohe
Facsimile:  212-469-8701
Commitment: $0


MELLON BANK, N.A.,
By
/s/  Michael T. Anselmo
Name:  Michael T. Anselmo
Title: First Vice President

One Mellon Bank Center
Pittsburgh, PA 15258
Attention: Mark Ricci
Facsimile:  412-234-6375
Commitment:  $10,000,000.00


ABN AMRO BANK N.V.,

By
/s/  David A. Mandell
Name:  David A. Mandell
Title:  Senior Vice President

By
/s/  Patricia Christy
Name:  Patricia Christy
Title:  Vice President

500 Park Avenue
New York, NY 10022
Attention: Craig w. Trautwein
Facsimile: 212-409-1650
Commitment: $10,000,000.00

COMMERZBANK AG
NEW YORK AND GRAND CAYMAN
BRANCHES,

By
/s/  Peter Doyle
Name:  Peter Doyle
Title:  Vice President

By
/s/  James F. Ahern.
Name:  James F. Ahern, Jr.
Title:  Senior Vice President


FOUR WINDS FUNDING CORPORATION,
as Designee,

By
/s/  James F. Ahern
Name:  James F. Ahern
Title:  Senior Vice President

By
/s/  Sean Hannigan
Name:  Sean Hannigan
Title:  Senior Vice President

Address:

Attention: Peter Doyle
Facismile: 914-925-2077
Commitment: $10,000,000.00


THE BANK OF NEW YORK,

By
/s/  Kenneth P. Sneider
Name:  Kenneth P. Sneider
Title:  Vice President

Address:  1 Wall Street
New York, NY 10286


Attention: Kenneth P. Sneider
Facsimile: 212-635-1480
Commitment: $0


FIRST UNION NATIONAL BANK,

By
/s/  Jorge A. Gonzalez
Name:  Jorge A. Gonzalez
Title:  Senior Vice President

301 W. College Street, TW-5
Charlotte, NC 28288-0760
Attention: Jorge A. Gonzalez
Facsimile: 704-715-1117
Commitment: $0


FLEET NATIONAL BANK,

By
/s/  Esteban Arrondo
Name:  Esteban Arrondo
Title:  Vice President

1 Federal Street
Boston, MA 02110
Attention: Scott Natham
Facsimile: 617-434-0601
Commitment: $10,000,000.00

BANK OF TOKYO-MITSUBISHI TRUST
COMPANY,

By
/s/  P. Donnelly
Name:  P. Donnelly
Title:  Vice President

1251 Avenue of the Americas
New York, NY 10020-1104
Attention: Pamela Donnelly
Facsimile: 212-782-6445
Commitment:  $8,400,000.00


THE BANK OF NOVA SCOTIA,

By
/s/  Todd Meller
Name:  Todd Meller
Title:  Managing Director

Address:  1 Liberty Plaza
New York, NY 10006


Attention: Kevin McCarthy
Facsimile: 212-225-5090
Commitment: $8,400,000.00


BNP PARIBAS,

By
/s/  William Van Nostrand
Name:  William Van Nostrand
Title:  Director

By
/s/  Nanette Baudon
Name:  Nanette Baudon
Title:  Vice President

787 Seventh Avenue
New York, NY 10019
Attention: Nanette
Facsimile:  212-841-2745
Commitment: $7,000,000.00



BANCA NAZIONALE DEL LAVORO S.P.A. -
NEW YORK BRANCH,

By
/s/  Leonardo Valentini
Name:  Leonardo Valentini
Title:  First Vice President

By
/s/  Juan J. Cortes
Name:  Juan J. Cortes
Title:  Vice President

25 West 51st Street
New York, NY 10019
Attention: Giulio Giovine
Facsimile:  212-765-2978
Commitment:  $7,000,000.00


SUNTRUST BANK,

By
/s/  Todd Sheets
Name:  Todd Sheets
Title:  Assistant Vice President

711 Fifth Avenue, 16th Floor
New York, NY 10022
Attention: Todd Sheets
Facsimile: 404-532-0200
Commitment: $0


ING (U.S.) CAPITAL LLC,

By
/s/  Ludwig Hoogstoel
Name:  Ludwig Hoogstoel
Title:  By Power of Attorney

1325 Avenue of the Americas, 8th Floor
New York, NY 10019
Attention: John Kippax
Facsimile: 646-424-7229
Commitment: $7,000,000.00


INTESABCI, NEW YORK BRANCH,

By
/s/  Frank Maffei
Name:  Frank Maffei
Title:  Vice President

By
/s/  J. Carlani
Name:  J. Carlani
Title:  Vice President

One William Street
New York, NY 10004
Attention: Frank Maffei
Facsimile: 212-809-2124
Commitment:  $8,400,000.00


BANCA MONTE DEI PASCHI DI SIENA S.P.A.,

By
/s/  S.M. Sondak
Name:  S.M. Sondak
Title:  F.V.P. & Dep. General Manager

By
/s/  Brian R. Landy
Name:  Brian R. Landy
Title:  Vice President

55 East 59th Street
New York, NY 10022
Attention: Brian R. Landy
Facsimile: 212-891-3661
Commitment:  $0

PEOPLE'S BANK,

By
/s/  Frank D. Cory
Name:  Frank D. Cory
Title:  Vice President

350 Bedford Street
Stamford, CT 06901
Attention: Frank D. Cory
Facsimile: 203-359-6146
Commitment:  $0


HIBERNIA NATIONAL BANK,

By
/s/  Corwin Dupree
Name:  Corwin Dupree
Title:  Bank Officer

313 Carondelet Street
New Orleans, LA 70130
Attention: Corwin Dupree
Facsimile: 504-533-5434
Commitment:  $0

PRICING SCHEDULE

Each of "Facility Fee Rate",
"Euro-Dollar Margin" and "CD Margin" means, for any day, the rate set forth below in the row opposite such term and in the column corresponding to the Pricing Level that applies on such day as determined based on the ratings by Moody's and S&P:

Pricing  Level I Level II Level III Level IV Level V
Level    A-/A3   BBB+/    BBB/B     BBB-     <BBB-
                 Baal     aa2       /Baa3    /Baa3

Facility 0.090   0.110    0.125     0.150    0.200
Fee Rate     %       %        %         %        %

Euro-    0.585   0.640    0.750     1.100     1.425
Dollar       %       %        %         %         %
Margin

CD       1.835   1.890    2.000     2.350     2.675
Margin       %       %        %         %         %

Base     0.000    0.000    0.125    0.250     0.500
Rate         %        %        %        %         %
Margin



For purposes of this Schedule, the
following terms have the following meanings:

"Moody's" means Moody's Investors
Service, Inc.

"S&P" means Standard & Poor's Ratings
Services, a division of The McGraw-
Hill Companies, Inc.

The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, and any rating assigned to any other debt security of the Company shall be disregarded. The ratings in effect for any day are those in effect at the close of business on such day. In the case of split ratings from S&P and Moody's, the rating to be used to determine the applicable Pricing Level is the higher of the two ratings (e.g., A-/Baal results in Level I Pricing) or, if the rating differ by more than one Level indicated above, the rating one above the lower of the two ratings;
provided that if one of such ratings is below
Level III, the Pricing Level will be based on the lower of such ratings.